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                                                                    EXHIBIT 21.1

National Equipment Services, Inc.
List of Subsidiaries
As of May 5, 2000


Name of Legal Entity                        State of Incorporation
---------------------------------------     ----------------------
Falconite, Inc.                             Illinois
Rebel Studio Rentals, Inc.                  California
NES Shoring Acquisition Corp.               Delaware
NES Management Service Corp.                Delaware
NES Partners, Inc.                          Texas
NES Companies L.P.                          Delaware
Falconite Rebuild Center, Inc.              Kentucky
Interstate Traffic Control, Inc.            West Virginia
Richlite, Inc.                              Virginia
Alternate Construction Controls, Inc.       Illinois
L&C Flashing Barricades, Inc.               Massachusetts
Tri-State Signing, Inc.                     Iowa
American Tool Rental Corp.                  New Hampshire
Gould & Associates, Inc.                    Georgia
Management  Technology of America, Inc.     Arizona
Cantel, Inc.                                Oregon
NES Icon Acquisition Corp.                  Delaware
Road Light, Inc.                            Rode Island
Cassidy & Lee, Inc.                         Massachusetts